Exhibit (h)(2)(p)

Schedule A

(to PLF Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee

PL Portfolio Optimization Conservative Fund	A, B, C, R, Advisor	0.15%

PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R, Advisor	0.15%

PL Portfolio Optimization Moderate Fund	A, B, C, R, Advisor	0.15%

PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R, Advisor	0.15%

PL Portfolio Optimization Aggressive Fund	A, B, C, R, Advisor	0.15%

PL Diversified Alternatives Fund	A, C, Advisor	0.15%

PL Income Fund	A, C, Advisor	0.30%

	I	0.15%

PL Floating Rate Income Fund	A, C, Advisor	0.30%

	I, P	0.15%

PL High Income Fund	A, C, Advisor	0.30%

	I	0.15%

PL Short Duration Income Fund	A, C, Advisor	0.30%

	I	0.15%

PL Strategic Income Fund	A, C, Advisor	0.30%

	I	0.15%

PL Limited Duration High Income Fund	A, C, Advisor	0.30%

	I	0.15%

PL Floating Rate Loan Fund	P	0.15%

PL Inflation Managed Fund	P	0.15%

PL Managed Bond Fund	P	0.15%

PL Short Duration Bond Fund	P	0.15%

PL Emerging Markets Debt Fund	P	0.15%

PL Comstock Fund	P	0.15%

Schedule A to PLF Administration and Shareholder Services Agreement dated December 12, 2012

PL Growth Fund	P	0.15%

PL Large-Cap Growth Fund	P	0.15%

PL Large-Cap Value Fund	P	0.15%

PL Main Street® Core Fund	P	0.15%

PL Mid-Cap Equity Fund	P	0.15%

PL Mid-Cap Growth Fund	P	0.15%

PL Small-Cap Growth Fund	P	0.15%

PL Small-Cap Value Fund	P	0.15%

PL Real Estate Fund	P	0.15%

PL Emerging Markets Fund	P	0.15%

PL International Large-Cap Fund	P	0.15%

PL International Value Fund	P	0.15%

PL Currency Strategies Fund	P	0.15%

PL Global Absolute Return Fund	P	0.15%

PL Precious Metals Fund	P	0.15%

Effective Date: December 31, 2013

Agreed To and Accepted By:

PACIFIC LIFE FUNDS		PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa		Name: Howard T. Hirakawa
Title: Vice President		Title: SVP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee	By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee		Name: Laurene E. MacElwee
Title: VP & Assistant Secretary		Title: Vice President